Exhibit 99

Scripps Networks Interactive reports third quarter 2016 financial results

Third Quarter 2016 Financial Highlights:

•	Consolidated operating revenues of $803.1 million, a 3.5% increase;
•	U.S. Networks’ advertising revenues of $477.5 million, a 6.6% increase;
•	Consolidated net income per diluted share attributable to SNI of $1.12, a 16.8% increase; and
•	Consolidated adjusted net income(1) per diluted share of $1.26, a 13.5% increase.

For immediate release

Nov. 7, 2016

KNOXVILLE, Tenn. — Scripps Networks Interactive, Inc. (Nasdaq: SNI) today reported third quarter 2016 operating results.

Consolidated operating revenues increased 3.5% during the quarter. Consolidated operating income declined 4.8%, and consolidated adjusted segment profit(1) fell 2.1% compared with the prior-year period, as anticipated. The U.S. Networks segment continued to benefit from a strong advertising market.

Ratings grew across five of the six U.S. networks during the third quarter of 2016, despite coverage of the Olympics and the U.S. election. HGTV saw its highest-rated third quarter ever in all key demographics. Travel Channel completed its fourth consecutive quarter of year-over-year ratings growth. Cooking Channel and DIY Network each delivered their best-rated quarters ever, while Great American Country saw its highest-rated third quarter since 2007. Food Network continued to perform well with millennials, earning a top 10 ranking for the quarter among ad-supported networks.

TVN, Poland’s leading multi-platform media business, realized mid-single digit revenue growth in local currency for the third quarter compared with the prior-year. In addition, TVN Group was the only major network group in Poland to increase their market share during the quarter, achieving a 23% share against a strong competitive environment that included the Olympics and soccer broadcasts. Ratings at TVN Group improved 3.0% year-over-year with its target audience.

"Scripps Networks Interactive delivered solid revenue growth at both our U.S. and international business segments, helping drive a double-digit improvement in net income,” said Kenneth W. Lowe, president, chairman and CEO. “Our successful strategy to focus on our differentiated lifestyle brands in the home, food and travel genres continues to pay off. Our popular networks are available on more platforms and reaching more new audiences than before, positioning the company for continued growth.”

Third Quarter Consolidated Results

Consolidated operating revenues for the third quarter were $803.1 million, an increase of 3.5% compared with the prior-year period. Consolidated advertising revenues were $556.4 million, an increase of 5.4%, and consolidated distribution revenues were $221.7 million, a decrease of 1.4%, compared with the prior-year period.

Third quarter consolidated operating income was $257.9 million, a decrease of 4.8% from the prior-year period. Consolidated adjusted segment profit(1) was $317.6 million, a decrease of 2.1%. The year-over-year decline in both consolidated operating income and consolidated adjusted segment profit(1) was primarily due to the expected timing of programming premieres leading to the growth in programming expenses for the U.S. Networks. Programming expense growth is expected to slow in the fourth quarter of 2016 due to the shift in show premieres.

Third quarter consolidated net income attributable to Scripps Networks Interactive was    $146.0 million, or $1.12 per diluted share, compared with $124.6 million, or $0.96 per diluted share, in the same period of the prior year. Third quarter consolidated adjusted net income(1) increased 13.8% to $163.9 million, and consolidated adjusted diluted earnings per share(1) increased 13.5% to $1.26. The improvement in consolidated adjusted diluted earnings per share(1) during the third quarter was primarily due to the growth in operating revenues along with gains realized on foreign currency transactions and lower interest expense, partially offset by lower equity in earnings of affiliates, primarily a result of the sale of the company’s investment in Fox Sports South in the first quarter 2016.

Third Quarter Segment Results

Segment Profit and Adjusted Segment Profit - Q3 2016 and 2015
	U.S. Networks		International Networks		Corporate and Other		Consolidated
	Three months ended		Three months ended		Three months ended		Three months ended
	September 30,		September 30,		September 30,		September 30,
(in thousands)	2016	2015	2016	2015	2016	2015	2016	2015
Operating income (loss)	$298,808	$306,738	$(14,854)	$(5,962)	$(26,037)	$(29,780)	$257,917	$270,996
Depreciation	16,894	13,417	3,090	4,011	257	931	20,241	18,359
Amortization	10,098	10,098	15,673	12,834	-	-	25,771	22,932
Loss (gain) on disposal of property and equipment	209	28	(80)	13	-	(1)	129	40
Segment profit (loss) (1)	$326,009	$330,281	$3,829	$10,896	$(25,780)	$(28,850)	$304,058	$312,327
TVN transaction and integration expenses	-	48	11,168	553	851	7,783	12,019	8,384
Restructuring costs	-	856	-	-	-	1,932	-	2,788
Reorganization costs	1,267	794	-	-	237	-	1,504	794
Adjusted segment profit (loss) (1)	$327,276	$331,979	$14,997	$11,449	$(24,692)	$(19,135)	$317,581	$324,293

U.S. Networks’ operating revenues for the third quarter of 2016 were $686.3 million, an increase of 3.8%. Advertising revenues for U.S. Networks were $477.5 million, an increase of 6.6%. This improvement reflects the continued strength in the U.S. advertising market for our lifestyle brands and overall ratings improvement. U.S. Networks’ distribution revenues decreased by 2.5% to $194.3 million as a result of the previously disclosed rate equalization of certain distributor agreements caused by industry consolidation, and subscriber declines. These were partially offset by annual rate increases and growth in emerging distribution platforms.

U.S. Networks’ operating income for the third quarter of 2016 was $298.8 million, a decrease of 2.6%. U.S. Networks’ adjusted segment profit(1) was $327.3 million, a decrease of 1.4%, reflecting an increase in programming expenses due to the timing of program premieres, offsetting the increase in advertising revenues.

International Networks’ operating revenues for the third quarter of 2016 were $123.2 million, an increase of 3.8% compared with the prior-year third quarter. International Networks’ operating loss was $14.9 million compared with an operating loss of $6.0 million in the prior year quarter. Adjusted segment profit(1) was $15.0 million in the third quarter of 2016 compared with adjusted segment profit(1) of $11.4 million in the third quarter of 2015, reflecting the increase in operating revenues.

Corporate and Other included an operating loss of $26.0 million compared with a loss of     $29.8 million in the prior-year third quarter. Corporate and Other adjusted segment loss(1) was    $24.7 million, compared with an adjusted segment loss(1) of $19.1 million in the prior-year period.

(1) This earnings release includes several metrics, including consolidated segment profit, adjusted segment profit, adjusted net income, adjusted net income per diluted share and free cash flow that are not calculated in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"). See the Non-GAAP Financial Measures section of this press release for discussion of consolidated segment profit, adjusted segment profit, adjusted net income, adjusted net income per diluted share and free cash flow and a reconciliation to their respective most comparable financial measure calculated in accordance with GAAP.

Guidance

All guidance is based on current management expectations for consolidated company performance. Based on results seen to date, the company is reiterating all of its previously issued guidance.

Conference Call Information

The senior management team of Scripps Networks Interactive will discuss the company’s third quarter 2016 results during a telephone conference call at 11 a.m. ET today. Scripps Networks Interactive will offer a live webcast of the conference call. To access the webcast, visit www.scrippsnetworksinteractive.com and follow the Investors link at the top of the page. The webcast link can be found next to the microphone icon on the investor relations landing page.

To access the conference call by telephone, dial 800-230-1074 (U.S.) or 612-234-9960 (international) approximately ten minutes before the start of the call. Callers will need the name of the call, "Scripps Networks Interactive Third Quarter Earnings," and must provide their name and company affiliation. The media and general public may access the conference call on a listen-only basis.

A replay line will be open from 1 p.m. on November 7 until 11:59 p.m. ET on November 21. The domestic number to access the replay is 800-475-6701, and the international number is 320-365-3844. The access code for both numbers is 404399.

A replay of the conference call will also be available online. To access the audio replay online, visit

www.scrippsnetworksinteractive.com approximately four hours after the call, choose the Investors page, then follow the Audio Archives link at the top of the Investor Relations page.

Forward-Looking Statements

This press release contains certain forward-looking statements related to the Company’s businesses that are based on management’s current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from the expectations expressed in forward-looking statements, including changes in advertising demand and other economic conditions as well as other reasons described in our Securities and Exchange Commission filings, including those set forth in the Risk Factors section and under the caption entitled “Forward-Looking Statements” in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of our most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The Company undertakes no obligation to publicly update any forward-looking statements to reflect events or circumstances after the date the statement is made.

About Scripps Networks Interactive
Scripps Networks Interactive (Nasdaq: SNI) is one of the leading developers of engaging lifestyle content in the home, food and travel categories for television, the Internet and emerging platforms. The company's lifestyle media portfolio comprises popular television and Internet brands HGTV, DIY Network, Food Network, Cooking Channel, Travel Channel and Great American Country, which collectively engage more than 190 million U.S. consumers each month. International operations include TVN, Poland’s premier multi-platform media company; UKTV, an independent commercial joint venture with BBC Worldwide; Asian Food Channel, the first pan-regional TV food network in Asia; and lifestyle channel Fine Living. The company’s global networks and websites reach millions of consumers across North and South America, Asia-Pacific, Europe, the Middle East and Africa. Scripps Networks Interactive is headquartered in Knoxville, Tenn. For more information, please visit http://www.scrippsnetworksinteractive.com.

# # #

Contact: Scripps Networks Interactive, Inc.

Investors: Mike Gallentine, 865-560-4473, mgallentine@scrippsnetworks.com

Media: Dylan Jones, 865-560-5068, DJones@scrippsnetworks.com, or

Lee Hall, 865-560-3853, LHall@scrippsnetworks.com

SCRIPPS NETWORKS INTERACTIVE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in thousands, except per share data)
	Three months ended September 30,			Nine months ended September 30,
	2016	2015	% Change	2016	2015	% Change
Operating revenues:
Advertising	$556,425	$527,855	5.4%	$1,774,928	$1,466,014	21.1%
Distribution	221,702	224,941	(1.4)%	673,216	649,166	3.7%
Other	24,958	23,326	7.0%	64,590	51,294	25.9%
Total operating revenues	803,085	776,122	3.5%	2,512,734	2,166,474	16.0%
Operating expenses:
Cost of services, excluding depreciation and amortization	298,207	270,150	10.4%	864,873	664,384	30.2%
Selling, general and administrative	200,820	193,645	3.7%	590,774	574,330	2.9%
Depreciation	20,241	18,359	10.3%	53,869	50,052	7.6%
Amortization	25,771	22,932	12.4%	82,487	46,267	78.3%
Loss (gain) on disposal of property and equipment	129	40	222.5%	(113)	2,600	(104.3)%
Total operating expenses	545,168	505,126	7.9%	1,591,890	1,337,633	19.0%
Operating income	257,917	270,996	(4.8)%	920,844	828,841	11.1%
Interest expense, net	(32,609)	(50,439)	(35.3)%	(99,529)	(80,182)	24.1%
Equity in earnings of affiliates	8,473	23,392	(63.8)%	55,863	69,627	(19.8)%
Gain on derivatives	2,827	4,037	(30.0)%	13,860	47,168	(70.6)%
Gain on sale of investments	-	-	NM	191,824	-	NM
Miscellaneous, net	21,276	(9,543)	(322.9)%	5,670	(23,198)	(124.4)%
Income from operations before income taxes	257,884	238,443	8.2%	1,088,532	842,256	29.2%
Provision for income taxes	76,043	75,110	1.2%	333,393	266,685	25.0%
Net income	181,841	163,333	11.3%	755,139	575,571	31.2%
Less: net income attributable to non-controlling interests	(35,844)	(38,774)	7.6%	(133,637)	(133,451)	0.1%
Net income attributable to SNI	$145,997	$124,559	17.2%	$621,502	$442,120	40.6%
Net income attributable to SNI common shareholders per share of common stock:
Basic	$1.13	$0.96	16.8%	$4.80	$3.41	40.9%
Diluted	$1.12	$0.96	16.8%	$4.78	$3.39	41.0%
Weighted average shares outstanding:
Basic	129,586	129,177		129,485	129,817
Diluted	130,124	129,704		130,022	130,434

SCRIPPS NETWORKS INTERACTIVE, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands, Except share and par value amounts)
	As of
	September 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$329,573	$223,444
Accounts receivable, net of allowances: 2016 - $20,625; 2015 - $12,569	777,794	816,679
Programs and program licenses	617,970	588,999
Prepaid expenses and other current assets	74,749	98,759
Total current assets	1,800,086	1,727,881
Programs and program licenses (less current portion)	517,196	522,899
Investments	746,066	807,630
Property and equipment, net of accumulated depreciation: 2016 - $343,525; 2015 - $299,153	286,392	293,230
Goodwill	1,806,720	1,804,748
Intangible assets, net	1,190,996	1,262,664
Deferred income taxes	148,692	91,954
Other non-current assets	151,626	161,308
Total Assets	$6,647,774	$6,672,314
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$28,092	$35,308
Accrued liabilities	161,145	159,969
Employee compensation and benefits	91,749	115,266
Program rights payable	67,430	68,892
Deferred revenue	102,733	96,040
Current portion of debt	749,747	499,174
Total current liabilities	1,200,896	974,649
Debt (less current portion)	2,832,971	3,511,098
Other non-current liabilities	279,760	250,391
Total liabilities	4,313,627	4,736,138
Redeemable non-controlling interests (Note 14)	4,500	99,000
Equity:
SNI shareholders’ equity:
Preferred stock, $0.01 par - authorized: 25,000,000 shares; none outstanding	—	—
Common stock, $0.01 par:
Class A Common Shares - authorized: 240,000,000 shares; issued and outstanding: 2016 - 95,257,360 shares; 2015 - 94,838,600 shares	952	948
Common Voting Shares - authorized: 60,000,000 shares; issued and outstanding: 2016 - 33,850,481 shares; 2015 - 33,850,481 shares	339	339
Total common stock	1,291	1,287
Additional paid-in capital	1,378,168	1,347,491
Retained earnings	826,795	305,386
Accumulated other comprehensive loss	(178,573)	(130,233)
SNI shareholders’ equity	2,027,681	1,523,931
Non-controlling interest (Note 14)	301,966	313,245
Total equity	2,329,647	1,837,176
Total Liabilities and Equity	$6,647,774	$6,672,314

SCRIPPS NETWORKS INTERACTIVE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in thousands)

	Nine months ended September 30,
	2016	2015
Operating Activities:
Net income	$755,139	$575,571
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	53,869	50,052
Amortization	82,487	46,267
Program amortization	673,797	526,825
Program payments	(703,123)	(588,052)
Equity in earnings of affiliates	(55,863)	(69,627)
Share-based compensation	29,352	29,443
Gain on derivatives	(13,860)	(47,168)
Gain on sale of investments	(191,824)	—
Dividends received from equity investments	52,090	68,278
Deferred income taxes	(44,656)	(43,261)
Changes in working capital accounts (excluding the effects of acquisition):
Accounts receivable, net	36,974	(45,450)
Other assets	(9,043)	11,231
Accounts payable	(6,808)	5,154
Deferred revenue	6,851	39,743
Accrued / refundable income taxes	72,354	93,748
Other liabilities	(9,854)	(15,157)
Other, net	(5,214)	20,301
Cash provided by operating activities	722,668	657,898
Investing Activities:
Additions to property and equipment	(47,909)	(32,091)
Collections of note receivable	3,134	3,498
Purchases of investments	(10,211)	(32,584)
Sale of investments	226,484	—
Purchase of subsidiary companies, net of cash acquired	(450)	(539,309)
Investment in intangible	(11,634)	—
Foreign currency call option premium	—	(16,000)
Settlement of derivatives	14,474	63,305
Other, net	(8,228)	(36,336)
Cash provided by (used in) investing activities	165,660	(589,517)
Financing Activities:
Proceeds from debt	—	3,050,764
Repayments of debt	(390,000)	(1,944,525)
Debt issuance costs	—	(14,491)
Extinguishment of debt	(52,864)	(404,294)
Purchase of non-controlling interests	(99,000)	(853,853)
Dividends paid to non-controlling interests	(143,557)	(154,948)
Dividends paid	(97,092)	(89,144)
Repurchases of Class A Common Shares	—	(288,502)
Proceeds from stock options	6,900	8,073
Other, net	(4,783)	356
Cash used in financing activities	(780,396)	(690,564)
Effect of exchange rate changes on cash and cash equivalents	(1,803)	(8,629)
Increase (decrease) in cash and cash equivalents	106,129	(630,812)
Cash and cash equivalents - beginning of period	223,444	878,164
Cash and cash equivalents - end of period	$329,573	$247,352
Supplemental Cash Flow Disclosures:
Interest paid, excluding amounts capitalized	$54,090	$68,311
Income taxes paid	$309,536	$258,270

Non-GAAP Financial Measures

In addition to results prepared in accordance with GAAP provided in this press release, the Company has also presented consolidated segment profit, adjusted segment profit, adjusted net income, adjusted net income per diluted share and free cash flow.

The Company evaluates the operating performance of its segments and uses a financial measure referred to as segment profit. Segment profit is defined as operating income (loss) excluding depreciation, amortization and loss (gain) on disposal of property and equipment. Because segment profit is based on operating income (loss), it excludes interest expense, equity in earnings of affiliates, gain (loss) on derivatives, gain (loss) on sale of investments, other miscellaneous non-operating expenses and income taxes.

The Company uses segment profit to assess the operating results and performance of its segments and makes decisions about the allocation of resources to segments using this financial measure. The Company believes segment profit is relevant to investors because it allows them to analyze and evaluate the operating performance of its segments consistent with management.  Items excluded from segment profit generally result from decisions made in prior periods and/or by corporate executives rather than the mangers of the segments. Depreciation and amortization charges are a result of decisions made in prior periods regarding the allocation of resources and are, therefore, excluded from segment profit. Also excluded from segment profit are financing, tax structuring and acquisition and divestiture decisions, which are generally made by corporate executives. Excluding these items from the performance measure of our segments enables management to evaluate operating performance based on current economic conditions and decisions made by segment managers in the current period.

The Company defines adjusted segment profit and adjusted net income as segment profit and net income, respectively, excluding the impact of items not routine in nature and defines adjusted net income per diluted share as net income per diluted share excluding the impact of items not routine in nature. The Company believes adjusted segment profit, adjusted net income and adjusted net income per diluted share are relevant to investors because it allows them to analyze the performance of segments excluding the impact of items not routine in nature or core to regular business operations.

The Company defines free cash flow as cash provided by operating activities less dividends paid to non-controlling interests and additions to property and equipment. The Company measures free cash flow as believes it is an important indicator for management and investors as to its liquidity, including the ability to reduce debt, make strategic investments and return capital to shareholders.

Consolidated segment profit, adjusted segment profit, adjusted net income, adjusted net income per diluted share and free cash flow are non-GAAP measures and should be considered in addition to, but not as a substitute for, operating income, net income, net income per diluted share, cash flow from operating activities and other measures of financial performance reported in accordance with GAAP. Since consolidated segment profit, adjusted segment profit, adjusted net income, adjusted net income per diluted share and free cash flow are not measures of financial performance calculated in accordance with GAAP, these non-GAAP measures may not be comparable to similar measures with similar titles used by other companies. Supplemental schedules providing a reconciliation of the non-GAAP measure to its respective most comparable financial measure in accordance with GAAP are included within this press release on the following pages.

Segment Profit and Adjusted Segment Profit - Q3 2016 and 2015
	U.S. Networks		International Networks		Corporate and Other		Consolidated
	Three months ended		Three months ended		Three months ended		Three months ended
	September 30,		September 30,		September 30,		September 30,
(in thousands)	2016	2015	2016	2015	2016	2015	2016	2015
Operating income (loss)	$298,808	$306,738	$(14,854)	$(5,962)	$(26,037)	$(29,780)	$257,917	$270,996
Depreciation	16,894	13,417	3,090	4,011	257	931	20,241	18,359
Amortization	10,098	10,098	15,673	12,834	-	-	25,771	22,932
Loss (gain) on disposal of property and equipment	209	28	(80)	13	-	(1)	129	40
Segment profit (loss) (1)	$326,009	$330,281	$3,829	$10,896	$(25,780)	$(28,850)	$304,058	$312,327
TVN transaction and integration expenses	-	48	11,168	553	851	7,783	12,019	8,384
Restructuring costs	-	856	-	-	-	1,932	-	2,788
Reorganization costs	1,267	794	-	-	237	-	1,504	794
Adjusted segment profit (loss) (1)	$327,276	$331,979	$14,997	$11,449	$(24,692)	$(19,135)	$317,581	$324,293

Segment Profit and Adjusted Segment Profit - Year-to-Date 2016 and 2015
	U.S. Networks		International Networks		Corporate and Other		Consolidated
	Nine months ended		Nine months ended		Nine months ended		Nine months ended
	September 30,		September 30,		September 30,		September 30,
(in thousands)	2016	2015	2016	2015	2016	2015	2016	2015
Operating income (loss)	$1,012,490	$953,472	$(10,324)	$(27,797)	$(81,322)	$(96,834)	$920,844	$828,841
Depreciation	43,763	40,977	9,329	6,089	777	2,986	53,869	50,052
Amortization	30,141	30,059	52,346	16,208	-	-	82,487	46,267
Loss (gain) on disposal of property and equipment	251	3,609	(364)	22	-	(1,031)	(113)	2,600
Segment profit (loss)	$1,086,645	$1,028,117	$50,987	$(5,478)	$(80,545)	$(94,879)	$1,057,087	$927,760
TVN transaction and integration expenses	17	111	11,136	990	2,956	21,697	14,109	22,798
Restructuring costs	(29)	7,278	-	-	(281)	5,845	(310)	13,123
Reorganization costs	8,786	794	-	-	3,969	-	12,755	794
Adjusted segment profit (loss) (1)	$1,095,419	$1,036,300	$62,123	$(4,488)	$(73,901)	$(67,337)	$1,083,641	$964,475

Adjusted Net Income - Q3 2016
(in thousands, except per share data)	Three months ended September 30, 2016
GAAP measure	Cost of services, excluding depreciation and amortization	Selling, general and administrative	Depreciation and amortization	Gain on Derivatives	Gain on sale of investments	Miscellaneous, net	Net income attributable to SNI (A)	Earnings per diluted share
As reported	$298,207	$200,820	$46,012	$2,827	$-	$21,276	$145,997	$1.12
TVN transaction and integration expenses	-	(12,019)	-	-	-	-	9,571	0.07
Net gain on TVN derivative contracts	-	-	-	-	-	-	-	-
Foreign currency effects due to TVN funds	-	-	-	-	-	-	-	-
Restructuring costs	-	-	-	-	-	-	-	-
Reorganization costs	(981)	(523)	-	-	-	-	932	0.01
TVN purchase price accounting impact	-	-	(11,973)	-	-	-	7,423	0.06
Sale of investments	-	-	-	-	-	-	-	-
As adjusted	$297,226	$188,278	$34,039	$2,827	$-	$21,276	$163,923	$1.26
(A) Items tax effected at 38% statutory tax rate, with the exception of $11.2 million of TVN transaction and integration expenses, which has an effective tax rate of 19%.

Adjusted Net Income - Q3 2015
(in thousands, except per share data)	Three months ended September 30, 2015
GAAP measure	Cost of services, excluding depreciation and amortization	Selling, general and administrative	Depreciation and amortization	Gain on Derivatives	Gain on sale of investments	Miscellaneous, net	Net income attributable to SNI (A)	Earnings per diluted share
As reported	$270,150	$193,645	$41,291	$4,037	$-	$(9,543)	$124,559	$0.96
TVN transaction and integration expenses	-	(8,384)	-	-	-	-	5,198	0.04
Net gain on TVN derivative contracts	-	-	-	906	-	-	562	-
Foreign currency effects due to TVN funds	-	-	-	-	-	5,284	5,284	0.04
Restructuring costs	(169)	(2,619)	(473)	-	-	-	2,022	0.02
Reorganization costs	-	(794)	-	-	-	-	492	-
TVN purchase price accounting impact	-	-	(9,643)	-	-	-	5,979	0.05
Sale of investments	-	-	-	-	-	-	-	-
As adjusted	$269,981	$181,848	$31,175	$4,943	$-	$(4,259)	$144,096	$1.11
(A) Items tax effected at 38% statutory tax rate with the exception of foreign currency effects due to TVN funds, which has an effective tax rate of 0%.

Adjusted Net Income - Year-to-Date 2016
(in thousands, except per share data)	Nine months ended September 30, 2016
GAAP measure	Cost of services, excluding depreciation and amortization	Selling, general and administrative	Depreciation and amortization	Gain on Derivatives	Gain on sale of investments	Miscellaneous, net	Net income attributable to SNI (A)	Earnings per diluted share
As reported	$864,873	$590,774	$136,356	$13,860	$191,824	$5,670	$621,502	$4.78
TVN transaction and integration expenses	(17)	(14,092)	-	-	-	-	10,867	0.08
Net gain on TVN derivative contracts	-	-	-	-	-	-	-	-
Foreign currency effects due to TVN funds	-	-	-	-	-	-	-	-
Restructuring costs	-	310	-	-	-	-	(192)	-
Reorganization costs	(3,978)	(8,777)	-	-	-	-	7,908	0.06
TVN purchase price accounting impact	-	-	(41,790)	-	-	-	25,910	0.20
Sale of investments	-	-	-	-	(191,824)	-	(118,931)	(0.91)
As adjusted	$860,878	$568,215	$94,566	$13,860	$-	$5,670	$547,064	$4.21
(A) Items tax effected at 38% statutory tax rate, with the exception of $11.2 million of TVN transaction and integration expenses, which has an effective tax rate of 19%.

Adjusted Net Income - Year-to-Date 2015
(in thousands, except per share data)	Nine months ended September 30, 2015
GAAP measure	Cost of services, excluding depreciation and amortization	Selling, general and administrative	Depreciation and amortization	Gain on Derivatives	Gain on sale of investments	Miscellaneous, net	Net income attributable to SNI (A)	Earnings per diluted share
As reported	$664,384	$574,330	$96,319	$47,168	$-	$(23,198)	$442,120	$3.39
TVN transaction and integration expenses	(22)	(22,776)	-	-	-	-	14,135	0.11
Net gain on TVN derivative contracts	-	-	-	(44,222)	-	-	(27,418)	(0.21)
Foreign currency effects due to TVN funds	-	-	-	-	-	24,176	24,176	0.19
Restructuring costs	(2,588)	(10,535)	(1,420)	-	-	-	9,017	0.07
Reorganization costs	-	(794)	-	-	-	-	492	-
TVN purchase price accounting impact	-	-	(9,643)				5,979	0.05
Sale of investments	-	-	-	-	-	-	-	-
As adjusted	$661,774	$540,225	$85,256	$2,946	$-	$978	$468,501	$3.60
(A) Items tax effected at 38% statutory tax rate with the exception of foreign currency effects due to TVN funds, which has an effective tax rate of 0%.

Free Cash Flow - 2016 and 2015
	Nine months ended September 30,
(in thousands)	2016	2015
Cash provided by operating activities	$722,668	$657,898
Dividends paid to non-controlling interests	(143,557)	(154,948)
Additions to property and equipment	(47,909)	(32,091)
Free cash flow	$531,202	$470,859

Operating Revenues by Network – 2016 and 2015

	Three months ended September 30,			Nine months ended September 30,
(in thousands)	2016	2015	% Change	2016	2015	% Change
Network
HGTV	$265,758	$248,323	7.0%	$820,226	$757,408	8.3%
Food Network	217,383	214,216	1.5%	687,583	659,583	4.2%
Travel Channel	75,590	73,252	3.2%	242,241	230,898	4.9%
DIY Network	40,091	41,138	(2.5)%	128,600	127,512	0.9%
Cooking Channel	34,422	33,487	2.8%	104,214	99,212	5.0%
Great American Country	7,119	7,524	(5.4)%	22,639	22,989	(1.5)%
Digital Businesses	36,503	36,308	0.5%	106,391	95,018	12.0%
Other	10,359	8,604	20.4%	30,462	25,975	17.3%
Intrasegment eliminations	(962)	(1,990)	51.7%	(1,577)	(3,729)	57.7%
Total segment operating revenues	$686,263	$660,862	3.8%	$2,140,779	$2,014,866	6.2%
Type
Advertising	$477,501	$447,788	6.6%	$1,505,765	$1,373,218	9.7%
Distribution	194,276	199,228	(2.5)%	592,445	600,499	(1.3)%
Other	14,486	13,846	4.6%	42,569	41,149	3.5%
	$686,263	$660,862	3.8%	$2,140,779	$2,014,866	6.2%